UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 25, 2012

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction

of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2012, the Board of Directors of Watsco, Inc., a Florida corporation (the “Company”), adopted and approved, and recommended that the Company’s shareholders approve, an amendment to the Company’s Amended and Restated Articles of Incorporation to change the name of the three existing director classes from “A”, “B” and “C” to “I”, “II” and “III” (the “Charter Amendment”). The Charter Amendment was approved on May 25, 2012 at the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”) by the affirmative vote of a majority of the shares outstanding, with Common stock and Class B common stock voting together as a single class. The Charter Amendment was filed with the Department of State of the State of Florida on May 25, 2012 and became effective on such date. The Charter Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 25, 2012. The final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1. Election of Barry S. Logan to serve as a Common stock director until the Company’s 2013 annual meeting of shareholders and election of each other director to serve until the Company’s 2015 annual meeting of shareholders. The Common stock directors were elected by holders of the Company’s Common stock voting as a single class, and the Class B common stock directors were elected by holders of the Class B common stock voting as a single class:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Common Stock:
Barry S. Logan	24,612,958	1,030,701	—
Aaron J. Nahmad	17,485,105	8,158,554	—

Class B Common Stock:
Cesar L. Alvarez	42,851,840	440,010	—
Albert H. Nahmad	42,844,180	447,670	—

Proposal 2. Approval of the Charter Amendment described in Item 5.03 of this Current Report on Form 8-K. Voting together as a single class, the combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,453,235	824,603	68,793	—

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Watsco, Inc., effective May 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: May 31, 2012	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer